Registration No. 333-82143

As filed with the Securities and Exchange Commission on December 2, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

First Federal Bankshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	42-1485449
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

423 6th Street, Suite 400
Sioux City, Iowa 51101
(Address of Principal Executive Offices)

First Federal Savings Bank of Siouxland 1992 Incentive Stock Option Plan
First Federal Savings Bank of Siouxland 1992 Stock Option Plan for Outside Directors
First Federal Savings Bank of Siouxland 1992 Recognition and Retention Plan
First Federal Savings Bank Employee’s Savings & Profit Sharing Plan and Trust
(Full Title of the Plans)

Copies to:

Mr. Barry E. Backhaus	Robert B. Pomerenk, Esquire
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
First Federal Bankshares, Inc.	5335 Wisconsin Ave., N.W., Suite 780
423 6th Street, Suite 400	Washington, D.C. 20015
Sioux City, Iowa 51101	(202) 274-2000
(888) 859-5424
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large Accelerated Filer [ ]                                                Accelerated Filer   [ ]                                             Non-Accelerated Filer [ ]                                           Smaller reporting company [✓]

DEREGISTRATION OF SECURITIES

_______________________

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 declared effective on April 20, 2007 (the “Registration Statement”), File No. 333-82143, which originally registered 79,999 shares of common stock of First Federal Bankshares, Inc. for issuance pursuant to the First Federal Savings Bank of Siouxland 1992 Incentive Stock Option Plan, the First Federal Savings Bank of Siouxland 1992 Stock Option Plan for Outside Directors, the First Federal Savings Bank of Siouxland 1992 Recognition and Retention Plan, and the First Federal Savings Bank Employee’s Savings & Profit Sharing Plan and Trust (the “Plans”).  The Plans have terminated and this Post-Effective Amendment is filed to deregister the 24,791 remaining shares (after giving effect to any and all splits, combinations, dividends, recapitalizations and other events that changed the number of shares registered in connection with the Plans) registered, but not issued, under the Registration Statement following termination of the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on this 8th day of December, 2009.

FIRST FEDERAL BANKSHARES, INC.

By:	/s/ Barry E. Backhaus
Barry E. Backhaus, President, Chief Executive
Officer, Interim Chief Financial Officer
and Chairman of the Board
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Barry E. Backhaus	President, Chief Executive Officer,	December 8, 2009
Barry E. Backhaus	Interim Chief Financial Officer and
Chairman of the Board
(Principal Executive, Financial
and Accounting Officer)

/s/ Arlene T. Curry	Director	December 8, 2009
Arlene T. Curry

/s/ Jon G. Cleghorn	Vice President, Secretary	December 8, 2009
Jon G. Cleghorn	and Director

/s/ Gary L. Evans	Director	December 8, 2009
Gary L. Evans

/s/ Allen J. Johnson	Director	December 8, 2009
Allen J. Johnson

/s/ Ronald A. Jorgensen	Director	December 8, 2009
Ronald A. Jorgensen

/s/ David M. Roederer	Director	December 8, 2009
David M. Roederer

/s/ Charles D. Terlouw	Director	December 8, 2009
Charles D. Terlouw